UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2009

Peninsula Gaming, LLC	Peninsula Gaming Corp.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

20-0800583	25-1902805
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

301 Bell Street
Dubuque, Iowa  52001

(Address of executive offices, including zip code)

(563) 690-4975

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 22, 2009, Peninsula Gaming, LLC (the “Company”) consummated the acquisition of the Amelia Belle Casino, located in Amelia, Louisiana, pursuant to the terms of a Purchase Agreement, dated June 18, 2009 (as amended by a First Amendment to Purchase Agreement, dated October 22, 2009 (the “Amendment”), the “Purchase Agreement”).  As contemplated in the Purchase Agreement, a wholly-owned subsidiary of the Company purchased 100% of the outstanding limited liability company interests of Belle of Orleans, L.L.C. from Columbia Properties New Orleans, L.L.C. for a purchase price of $104.0 million, subject to certain working capital adjustments.  The Amendment provided, among other things, a reduction of the purchase price from $106.5 million to $104.0 million.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

1.1	First Amendment to Purchase Agreement, dated October 22, 2009, by and among Columbia Properties New Orleans, L.L.C., AB Casino Acquisition LLC and Peninsula Gaming Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 23, 2009

PENINSULA GAMING, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

PENINSULA GAMING CORP.

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer